CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 1, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                          Knightsbridge Fine Wine, Inc.
             (Exact name of registrant as specified in its charter)

             Nevada                   333-90456                  98-0231440
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                                65 Shrewsbury Rd
                              Livingston, NJ 07039
               (Address of principal executive offices (zip code))

                                 (973) 597-1971
                                 (973) 597-1972(fax)
              (Registrant's telephone number, including area code)

                          Tech-Net Communications, Inc.
                             Oceanic Business Centre
                                   Suite 1200
                 1066 West Hasting Street, Vancouver, BC V6E 3X2
                        (Former Name and Former Address)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 1, 2003, we completed a Share Exchange (the "Share Exchange ") with Knightsbridge Fine Wines, Inc. ("Knightsbridge"), a Nevada corporation, formed to develop and finance the growth of a diversified international wine company consisting of estate vineyards and brands from various wine growing regions of the world. As a result of the Share Exchange, Knightsbridge became our wholly owned subsidiary. The shareholders of Knightsbridge now own the majority of our voting stock. To accomplish the Share Exchange, we issued an aggregate of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares were issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms of the Share Exchange Agreement, the officers of Knightsbridge have been appointed as our officers and Jayeson Carmichael has resigned as our president and Edward Wong has resigned as our treasurer and secretary. Joel Shapiro, president of Knightsbridge has been appointed to our Board of Directors and Messrs. Wong and Carmichael and Diane Travis resigned on September 15, 2003 as directors following our compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also pursuant to the terms of the Share Exchange, Jayeson Carmichael, the owner of 5,000,000 shares (66.3%) of our common stock prior to the Share Exchange, agreed to cancel 4,975,000 shares to treasury.

Immediately following the completion of the Share Exchange, we have 14,963,500 (29,927,000 as of our forward split effective August 13, 2003) shares of Common Stock issued and outstanding. The Share Exchange provided Knightsbridge shareholders with approximately 82.89% of our issued and outstanding voting shares. The Share Exchange does not require the approval of our shareholders. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and



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is incorporated in its entirety herein. The foregoing description is modified by such reference.

As a result of the transaction with Knightsbridge and the related issuance of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our Common stock to Knightsbridge shareholders, the following persons are known to own 5% or more of our Voting Stock:

                                  NUMBER OF VOTING SHARES           PERCENT OF
                                                                    OUTSTANDING
                                                                   VOTING SHARES
Name and Address*

Mr. Joel Shapiro                            14,091,050                 47.08%
65 Shrewsbury Rd
Livingston, NJ 07039

Paul Gardner                                 1,897,000(1)               6.34%
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

Jim McCubbin                                   300,000                  1.00%
38 Maybaugh Lane
Annapolis, MD 21403

Joseph Carr                                    350,000                  1.17%
659 Western Avenue
Albany, NY 12203

Barry Alexander                              1,800,000                  6.01%
33948 N. 81st Street
Scottsdale, AZ 85262

TriPoint Capital                             1,646,000                  5.50%
Advisors, LLC
15245 Shady Grove Rd
Suite 400
Rockville, MD 20850

All directors and officers (2)              16,638,050                 55.60%
as a group (4 persons)

 * Included  in this  table are  persons  who may not own 5% of our  outstanding
Voting Stock but who currently hold positions as our officers or directors. Please note that these shares positions were adjusted for our 2 for 1 forward split effective August 13, 2003.

 (1) Mr. Gardner is a one hundred (100%) percent shareholder of PLS Super Annuation Fund, which owns 1,897,000 of our voting shares. Therefore, Mr. Gardner beneficially owns 1,897,000 Shares of our voting stock.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Share Exchange, we acquired 100% ownership of Knightsbridge Fine Wines, Inc. ("Knightsbridge").

Background of Knightsbridge Fine Wines

Knightsbridge Fine Wines was founded during 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believes that by adopting and applying consumer beverage marketing principals within the wine industry it can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

In executing its strategy,  Knightsbridge has to date entered into marketing and



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distribution  agreements  with  Dominion  Wines  International,  an  established
Australian brand and EOS Estate Winery, an established  Central Coast California
Winery.   Further,   Knightsbridge  is  currently  negotiating  purchase  and/or partnership agreements with several other wine companies. As of the date of this filing, Knightsbridge has not reached definitive agreements to acquire or partner with any such companies. As a result, Knightsbridge currently markets and distributes wines produced by third parties under its own or such other parties' labels.

On August 27, 2003 Knightsbridge entered into a letter of intent to purchase the Bodegas Anguianan Estate Winery. On September 4, 2003 Knightsbridge entered into a letter of intent to acquire the assets and brand of StoneGate Wines from the California Wine Company. There can be no guarantee that Knightsbridge will be able to reach definitive agreements for the purchase of either the Bodegas Anguianan Estate Winery or the assets of Stonegate Wines or that if definitive agreements are reached that they will have the same terms as the letters of intent referred to herein, which are non-binding agreements. Other than as set forth herein, as of the date of this filing, Knightsbridge has not reached definitive agreements to acquire or partner with any such companies. As a result, Knightsbridge currently markets and distributes wines produced by third parties under its own or such other parties' labels.

                                  RISK FACTORS

Our securities involve a high degree of risk. You should consider the following factors in addition to the other information provided herein.

Dependence on Future Financings. The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that we will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on our business and operations.

Our Business is seasonal, which could cause our market price to fluctuate. Our business is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are typically highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.

Dependence on Third Parties for Supply of Products. Knightsbridge, our operating subsidiary, does not currently own any vineyards or facilities for wine production. Knightsbridge markets and distributes wines produced by third parties under its own label or the label of such third party producers. Except for any contractual rights and remedies that Knightsbridge may have with such producers, we have no control over the availability of Knightsbridge's products, their quality or cost. If for any reason Knightsbridge is unable to maintain or acquire new relationships with third party producers on commercially acceptable terms, it may not be able to distribute its products as planned. If Knightsbridge encounters delays or difficulties with contract producers in producing or packaging its products, the distribution, marketing and subsequent sales of these products would be adversely affected, and Knightsbridge may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. Knightsbridge may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers that Knightsbridge has engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with Knightsbridge's specifications.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in our industry but a familiarity with the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Our Acquisitions and Potential Future Acquisitions Involve a Number of Risks. Our potential future acquisitions involve risks associated with assimilating



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these  operations  into our company;  integrating,  retaining and motivating key
personnel;   integrating   and  managing   geographically-dispersed   operations
integrating the technology and infrastructures of disparate entities; risks inherent in the production and marketing wine and replanting of existing vineyards.

Competition. The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in all of the premium wine market segments with many other premium domestic and foreign wines. Our wines also may compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Many of our competitors have greater financial, technical, marketing and public relations resources than we presently have. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

Agricultural Risks. Winemaking and grape growing are subject to a variety of agricultural risks. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera.
Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines.

Ability to Grow or Acquire Enough High quality Grapes for our Wines. The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs.

Oversupply of Grapes. Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or not increase prices.

Government Regulations. The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any acquisition of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal or regulatory challenges to the industry, either individually or in the aggregate, could harm our business.

Public Opinions About Alcohol. A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry and our business.

You should note that this report contains certain "forward-looking statements," including without limitation, statements containing the words "believes," anticipates," expects," "intends," "plans," "should," "seeks to," and similar words. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth herein. The accompanying information contained in this report identifies important factors that could cause such differences.

                                   COMPETITION

The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States of America, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer),Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson, and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners, that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources and as a result there can be no assurance that in the future we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.

                                    EMPLOYEES

We currently have 12 full tine employees and 1 part time employee in our US based headquarters and satellite offices in the US and 1 full time employee at our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193.

                             TRADEMARKS AND PATENTS

We presently do not own any patents or trademarks. We do intend to develop a brand identity in the future for our services, in addition to the name of Knightsbridge.

                                    PROPERTY

Our corporate and United States offices are located at 65 Shrewsbury Road, Livingston, NJ 07039. There is currently no rent for the space.

Our Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. There is currently no rent for the space.


                                   LITIGATION

There is no outstanding material litigation in which we are involved and we are unaware of any pending actions or claims against us.

                                   MANAGEMENT

Information as to our directors and officers is as follows:

Name*                                   Position
-----                                   --------

Joel Shapiro                            Chairman, President and CEO and sole
                                        Director
Paul Gardner                            Chief Marketing Officer
Jim McCubbin                            Chief Financial Officer
Joseph Carr                             Executive Vice President of Sales

Joel Shapiro, Chairman of the Board, President and CEO. Prior to the Share Exchange, Joel ("Jake") Shapiro was the CEO of Knightsbridge Fine Wines and as a result of the Share Exchange, he has assumed the role of our Chairman, President and CEO. He has reviewed or visited almost 100 wineries in 4 continents in his



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quest to build the world's best wine  company.  He is charged  with  developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining Knightsbridge, Mr. Shapiro was President of JS Capital
LLC,  an  east  coast  based  finance   boutique   specializing   in  mergers  &
acquisitions, and public corporate finance. Since its founding, JS Capital has been engaged and financed a variety on industry non-specific companies including software production firms in Pakistan, fiber optic systems in Mexico, and five star European hotel owners and operators. JS Capital has built a strong presence in both apparel and mass media sectors, and maintains a number of Hollywood celebrity clients. Mr. Shapiro began his finance career working in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior
Traders, where he executed institutional orders on behalf of Wall Streets biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University, where he completed his studies
in  three  years  and  received   departmental  and  collegiate  honors.  As  an
undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University, the Shanghai Teachers College in China.

Paul Gardner, Chief Marketing Officer. Prior to the Share Exchange Paul Gardner was the Chief Marketing Officer for Knightsbridge Fine Wines and CEO of Dominion Wines in Australia and as a result of the Share Exchange he has assumed the position of our Chief Marketing Officer. Mr. Gardner has almost thirty years of experience in the beverage industry including the last thirteen years in the wine industry overseeing the development and growth of international marketing and sales programs. Prior to joining Knightsbridge, Mr. Gardner founded Dominion Wines International in 1999. Prior to that, working in Australia and the United States, he played a critical role in the growth and development of wine group that eventually became Berringer Blass. As part of this process, he played a significant role bring Australian style wines to the US market. He also started and managed Southern Cross Wine, which grew revenue to over $40 million and an EBIT of $10 million in just over 3 years. Before managing Southern Cross, he oversaw the Victorian operation of Mildara Wine from the purchase of Wolf Blass through a further number of acquisitions and brand development. Prior to entering the wine industry, Mr. Gardner worked for the Coca-Cola Company in Australia, eventually becoming the Sales and Marketing Director with a team of 200 staff and control of a marketing budget of over $30 million.

Jim McCubbin, Chief Financial Officer. Prior to the Share Exchange, Mr. McCubbin was the chief financial officer of Knightsbridge Fine Wines and as a result of the Share Exchange he has become our chief financial officer, responsible for directing our financial operations. He has over fifteen years experience working with small and micro cap companies and over seven years experience in public reporting and compliance with both 33 and 34 act knowledge. He has hands-on experience dealing with the intricacies of small and micro cap business as it relates to situations involving areas of high and erratic growth, restructuring, mergers and acquisitions, corporate compliance and organizational development. He has developed contacts and knowledge that assist small and micro cap companies in reducing expenses as it relates to; corporate compliance and audit review, especially given the new constraints from Sarbanes-Oxley. His financial background is further enhanced with strong skills in the areas of human resources, contract administration, corporate insurance management, and project management and development. Mr. McCubbin also serves as the CFO of WidePoint Corporation (Nasdaq OTB: WDPT). Mr. McCubbin has been instrumental in navigating WidePoint through several negative economic events and working with the management team to realign the Company through both mergers and acquisitions and strategic financial management. While at WidePoint Mr. McCubbin's has also assisted several other small and development stage companies in business plan development, strategic realignment, and organizational development. Prior to Mr. McCubbin's employment at WidePoint, he held various financial and management positions with a wide range of companies including Ernst & Young, Lockheed Martin, McBee Associates, Memtec Ltd., and Marmac Associates.

Joseph Carr, Executive Vice President of Sales. Prior to the Share Exchange, Joe Carr was the National Sales Manager for Knightsbridge Fine Wines and as a result of the Share Exchange he has become our Executive Vice President of Sales. Joe has over twenty years experience in the wine industry overseeing team building within the international wine Industry. Prior to joining Knightsbridge, Mr. Carr was Vice President/Eastern Division Import Manager for Beringer Blass Wines. In this position, Joe surpassed all shipment and depletion goals while outperforming national Australian category trends over 38%. Joe also launched the brand Rothbury Estates, which surpassed all national goals and marketing plans. Prior to that, Mr. Carr was President of Mildara Blass Wines for North



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America.  He lead the  integration  team of Beringer and Mildara Blass Wines and was responsible for international operations budgets, including Sales and Marketing Operations, and International Finance in excess of 11 million US$. He managed the executive staff including VP Marketing, VP Finance, and National Sales Manager. Joe built a team that consisted of 23 Region, Division Managers, National Accounts and 18 Regional Brokers. Previously he was Eastern Regional Manager for Paterno Imports, whose international portfolio of products comes from all major wine producing countries. Mr. Carr graduated from the State
University   of  New  York  at  Geneseo  in  1982  with  a  degree  in  Business
Communications/ Fine Arts.


ITEM 4.  CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Pursuant with the Share Exchange Agreement, Morgan & Company (the "Former Accountant") resigned as principal accountants for Tech-Net Communications, Inc. and Marks, Paneth & Shron, the principal accountants of Knightsbridge, were appointed as our principal accountants effective August 1, 2003. The decision to change accountants has been approved by the Company's board of directors.

The Former Accountant's report dated Junr 24, 2003 on the Company's consolidated financial statements as of and for the fiscal year ended March 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the interim periods ending August 31, 2002 and September 30, 2002, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audit of Knightsbridge for the fiscal year ended December 31, 2002 and the subsequent interim period ending June 30, 2003, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

The Company has provided the Former Accountant with a copy of a draft Form 8-K disclosing the resignation of the Former Accountant on April 8, 2003 and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. A copy of the Former Accountant's response is attached hereto and incorporated herein by this reference.


ITEM 5.  OTHER EVENTS

We currently sublease our corporate and United States offices located at located at 65 Shrewsbury Road, Livingston, NJ 07039 pursuant to a verbal lease agreement with JS Capital, LLC, and a company that is 100% owned by Joel Shapiro. JS Capital currently does not charge Knightsbridge for this space.

We currently sublease our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193 pursuant to a verbal lease agreement with The PLS Super Annuation Fund, a company that is 100% owned by Paul Gardner. Knightsbridge is currently not charged rent for this space.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the Share Exchange Agreement, Edward Wong, Jayeson Carmichael and Diane Travis resigned on September 15, 2003 as directors our compliance with Rule 14f-1 of the Exchange Act. There have been no disagreements between the registrant and Jayeson Carmichael, Edward Wong and Diane Travis.

ITEM 7.  FINANCIAL STATEMENTS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Audited financial statements of Knightsbridge Fine Wines, Inc. for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, are contained in Exhibit 99.1 attached hereto.

Unaudited financial statements Knightsbridge Fine Wines, Inc., for the fiscal quarters ended March 31, 2003 and June 30, 2003.

(b) PRO FORMA FINANCIAL INFORMATION.

Unaudited pro forma financial information of Knightsbridge Fine Wines , Inc., as of and for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, relating to the acquisition of Tech-net Communications, Inc. is contained in Exhibit 99.3 attached hereto.


                                    EXHIBITS

1.1* Share Exchange Agreement between Tech-Net Communications, Inc and the shareholders of Knightsbridge Fine Wines, Inc., dated July 29, 2003.


16.1    Letter from Morgan & Company regarding change in certifying accountant.


99.1 Audited financial statements of Knightsbridge Fine Wines, Inc. for fiscal period from October 8, 2002 (Inception) through December 31, 2002.

99.2 Unaudited financial statements Knightsbridge Fine Wines, Inc., for the fiscal quarters ended March 31, 2003 and June 30, 2003.

99.3 Unaudited pro forma financial information of Knightsbridge Fine Wines , Inc., as of and for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, relating to the acquisition of Tech-net Communications, Inc..

*       Previously filed


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wine, Inc.


By:      /s/ Joel Shapiro
         --------------------------
         Joel Shapiro
         Chairman, President, CEO


Dated:  October 15, 2003

Exhibit 16.1



December 1, 2003
Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Knightsbridge's statements included under Item 4 of its Amendment 2 to the current report on Form 8-K dated August 1, 2003 and filed on December 1, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with Knightsbridge's statement that Knightsbridge has engaged a replacement auditor.

Very truly yours,

/s/ Morgan & Company
--------------------
    Morgan & Company

Exhibit 99.1

                          INDEPENTDENT AUITORS' REPORT

To the Shareholders
Knightsbridge Fine Wine, Inc.

We have audited the accompanying balance sheet of Knightsbridge Fine Wine, Inc. as of December 31, 2002, and the related statements of operations, stockholders deficit, and cash flows for the period October 8, 2002 (Inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to present fairly, in all material respects, the financial position of Knightsbridge Fine Wine, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Marks Paneth & Shron LLP
    ------------------------
    Marks Paneth & Shron LLP



October 14, 2003
New York, NY

                          Knightsbridge Fine Wine, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                    (audited)

                                December 31, 2002

                                     ASSETS

Current assets:
         Cash                                                 $ 115,000
         Prepaid expenses                                        68,965
                                                              ---------
         Total current assets                                 $ 183,965
                                                              =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
         Accounts payable                                     $  20,152
         Note payable                                           190,833
                                                              ---------
         Total current liabilities                            $ 210,985

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000 shares
   authorized, none issued and outstanding                         --
  Common stock, $.001 par value, 40,000,000 shares
   authorized, 17,705,050 shares issued and outstanding
   as of December 31, 2002                                       17,705
  Warrants, 100,000 issued and outstanding                       10,000
  Subscriptions receivable                                      (17,705)
  Deficit accumulated during the development stage              (37,020)
                                                              ---------
       Total Stockholders' Deficit                              (27,020)
                                                              ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   $ 183,965
                                                              =========

        The accompanying notes are an integral part of these statements.

                          Knightsbridge Fine Wine, Inc.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
                                    (audited)

        Period From October 8, 2002 (Inception) Through December 31, 2002

                                                    Inception through
                                                    December 31, 2002
                                                    ------------------

Revenue                                             $            --

Operating expenses:

  Professional fees                                            22,648
  Other general and administrative                             12,594
                                                    ------------------
         Loss from operations                                 (35,242)
                                                    ------------------

  Interest expense                                              1,778
                                                    ------------------
         Net loss                                   $         (37,020)
                                                    ==================

Net loss per share:
  Basic and diluted                                 $           (0.00)
                                                    ==================

Weighted average shares outstanding:
   Basic and diluted                                       17,705,050
                                                    ==================

        The accompanying notes are an integral part of these statements.



                         Knightsbridge Fine Wines, Inc.
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                    (audited)

        Period From October 8, 2002 (Inception) Through December 31, 2002


                         Common Stock              Subscriptions     Warrants     Accumulated        Total
                      Shares         Amount         Recievable                     deficit
                   ------------    ------------    ------------    ------------   ------------    ------------

Oct. 10, 2002        17,705,050    $     17,705    $    (17,705)                                  $       --
Common Stock
Issued

Dec. 16, 2002                                                      $     10,000                   $     10,000
100,000 warrants
issued

Net loss for                                                                      $    (37,020)   $    (37,020)
the period
                   ------------    ------------    ------------    ------------   ------------    ------------

Balance
Dec. 31, 2002        17,705,050    $     17,705         (17,705)   $     10,000   $    (37,020)   $    (27,020)
                   ============    ============    ============    ============   ============    ============



        The accompanying notes are an integral part of these statements.

                         Knightsbridge Fine Wines, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows
                                    (audited)

        Period from October 8, 2002 (Inception) through December 31, 2002

                                                               Inception Through
                                                                 December 31,
                                                                     2002
                                                               -----------------
Cash flows from operating activities:
  Net loss                                                     $        (37,020)
  Adjustments to reconcile net loss to cash
    used in operating activities:
  Amortization                                                              833
Changes in:
  Prepaid expenses                                                      (68,965)
  Accounts Payable                                                       20,152
                                                               -----------------

Net cash (used in) provided by operating activities                     (85,000)
                                                               -----------------

Cash flows from financing activities:
  Proceeds from notes payable                                  $        190,000
  Proceeds from issuance of warrants                                     10,000
                                                               -----------------
Net cash provided (used in) by financing activities                     200,000

                                                               -----------------

Net increase in cash                                          $         115,000
  Cash, beginning of period                                               --
                                                              -----------------
  Cash, end of period                                         $         115,000
                                                              =================

Supplemental information:
  Income taxes paid                                           $           --
  Interest paid                                               $           --


        The accompanying notes are an integral part of these statements.

                         Knightsbridge Fine Wines, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                    (audited)

1.       BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS:

Knightsbridge Fine Wines was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believes that by adopting and applying consumer beverage marketing principals within the wine industry it can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

Most of the Company's current costs consist primarily of the expenses associated with the development stage activities associated with executing the Company's strategy. As a result of its plan to expand its operations through new internal and external initiatives to expand revenue growth, the Company expects these costs to increase. The Company's profitability and success depends upon its success in executing its strategy to consolidate and build an efficient operation and its ability to raise capital for the Company's endeavors. There can be no assurance that the Company will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on the Company's business and its ability to fund the Company's internal and external initiatives.

2.       SIGNIFICANT ACCOUNTING POLICIES:


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2002 was held for the Company by the Company's legal counsel. Cash was disbursed by the Company's legal counsel in December 2002 and transferred to the Company's bank account in January 2003.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

Basic and Diluted Net Loss Per Share

Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The treasury stock effect of warrants to purchase 100,000 shares of common stock outstanding at December 31, 2002, has not been included in the calculation of the net loss per share as such effect would have been anti-dilutive. As a result of these items, the basic and diluted loss per share for the period is presented as identical.

3.       PREPAID EXPENSES

Included in prepaid expenses is the Company's deposit of $50,000 with an international winery for the future delivery of raw and/or finished inventory.

4.       NOTE PAYABLE

A note payable is recorded at a discounted value of $190,000 with a principal of $200,000 due June 14, 2003 with interest at 11.5%. Interest is payable monthly. The discount of $10,000 is amortized over the life of the loan. The Company, as further consideration, issued 100,000 warrants with exercise rights at $2.00 per share of the Company's common stock. These warrants were valued at $10,000.

The Company has not paid the interest as due pursuant to this note and has not paid the principal of $200,000 when it was due. The terms of the note require that effective June 15, 2003, the interest will be 19% and the note is payable on demand.

5.       INCOME TAXES


The net operating loss of $37,020 gave rise to a deferred tax asset of $12,957 at the 35% tax rate. This asset was completely offset by a valuation allowance.

6.       COMMITMENTS AND CONTINGENCIES


Our corporate office is located at 65 Shrewsbury Road, Livingston, NJ 07039. This space is provided by the majority shareholder at no rent. The majority shareholder also uses this space for other purposes, the actual rental value is de minius.


7.       SUBSEQUENT EVENTS

On February 17, 2002 Knightsbridge Fine Wines, Inc. purchased a 56% ownership position in Dominion Wines International in exchange for 1,000,000 shares of stock. For financial reporting purposes, a value of $23,101 was assigned to the stock.

In February 2003 the Company issued 986,700 shares of common stock to an employee as compensation.

On July 1, 2003 Knightsbridge Fine Wines, Inc. entered into a sales and marketing agreement with EOS Winery.

In July 2003, 5,113,250 shares of common stock were sold to various parties at $0.01 per share.

On August 1, 2003 Knightsbridge Fine Wines, Inc. completed a merger with Tech Net Communications, Inc. ("Technet") The Company's shareholders sold all of their shares in the Company in exchange for 82.89% of the number of shares of common stock of Technet outstanding on a fully diluted basis, a total of 24,805,000 shares. For each two shares of the Company, the shareholders received one share of Technet. The August 13, 2003 two for one forward split then restored the Company's shareholders original number of shares. Although Technet is the legal Parent Company, the merger has been treated as a recapitalization of the Company. The company is the continuing entity for financial reporting purposes. The Financial Statements will therefore be prepared as if the Company had always been the reporting Company and then on the merger date, had changed its name and reorganized its capital stock. In addition, the merger results in severe limitations being in place on the use of Technet's net operating loss carryovers. Technet's name was subsequently changed to Knightsbridge Fine Wine, Inc. on August 13, 2003. In addition, the merger results in severe limitations being in place on the use of Technet's net operating loss carryovers.

On August 1, 2003 Knightsbridge Fine Wines, Inc. entered into a sales and marketing agreement with Kirkland Ranch Winery.

On August 27, 2003 Knightsbridge Fine Wines, Inc. entered into a letter of intent to purchase the Bodegas Anguianan Estate Winery.

On September 4, 2003 Knightsbridge Fine Wines, Inc. entered into a letter of intent to acquire the assets and brand of StoneGate Wines from the California Wine Company.


During the 3rd quarter of 2003, Knightsbridge Fine Wines, Inc entered into two licensing agreements with noted artist in its effort to launch an Artist series brand to be built around leading artist around the world.

Pursuant to the Share Exchange Agreement, Edward Wong, Jayeson Carmichael and Diane Travis resigned on September 15, 2003 as directors our compliance with Rule 14f-1 of the Exchange Act. There have been no disagreements between the registrant and Jayeson Carmichael, Edward Wong and Diane Travis.




Exhibit 99.2

                 KNIGHTSBRIDGE FINE WINE, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)
                           CONSOLIDATED BALANCE SHEETS

                                                                              MARCH 31,    JUNE 30,
                                                                                2003        2003
                                                                             ---------    ---------

                                ASSETS

Current assets:
        Cash and cash equivalents                                            $  35,313    $   4,205
        Accounts receivable,
            net of allowance of $23,119 and $39,394, respectively               42,556       10,673
        Prepaid expenses and other current assets                               75,553       91,532
        Loan receivable                                                           --        100,000
                                                                             ---------    ---------
        Total current assets                                                   153,422      206,410

Intangible assets                                                               10,000       10,000
                                                                             ---------    ---------
Total assets                                                                   163,422      216,410
                                                                             =========    =========


                  LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                                    $   8,618    $  27,398
         Accrued expenses                                                       28,232       75,867
         Customer deposit liability                                              7,382        8,189
         Notes payables                                                        195,833      325,000
                                                                             ---------    ---------
         Total current liabilities                                             240,065      436,454
                                                                             ---------    ---------

Minority Interest                                                               25,799       10,014

Shareholders' equity
          Preferred stock, $0.001 par value, 10,000,000 shares authorized,
                 None issued and outstanding                                      --           --
         Common stock, $0.001 par value, 40,000,000 shares authorized,
                19,691,750 shares issued and outstanding
                as of March 31, 2003 and June 30, 2003                          19,692       19,692
          Warrants, 100,000 issued and outstanding as of March 31,
2003 and                                                                        10,000       10,000
            June 30, 2003
          Subscription receivable                                              (17,705)     (17,705)
          Additional paid in capital                                            43,914       43,914
          Deficit accumulated during development stage                        (158,343)    (285,959)
                                                                             ---------    ---------

         Total shareholders' equity                                           (102,442)    (230,058)
                                                                             ---------    ---------

Total liabilities & shareholders' equity                                     $ 163,442    $ 216,409
                                                                             =========    =========

        The accompanying notes are an integral part of these statements.



                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                       ------------------------------------------------------------
                                        THREE MONTHS    THREE MONTHS    SIX MONTHS        SINCE
                                           ENDED          ENDED           ENDED         INCEPTION
                                       ------------------------------------------------------------
                                           MARCH          JUNE             JUNE        OCTOBER 8TH
                                       ------------------------------------------------------------
                                           2003           2003             2003           2002
                                       ------------------------------------------------------------

Revenues                               $     33,934    $     16,080    $     50,014    $     50,014

Operating expenses:
          Cost of sales                       2,056           5,569           7,625           7,625
          Professional fees                  14,552          36,892          51,444          74,092
          General & administrative          117,288         101,287         218,575         231,169
                                       ------------------------------------------------------------
                Loss from operations        (99,962)       (127,668)       (227,630)       (262,872)

Interest expense                             13,712          15,733          29,445          31,223
                                       ------------------------------------------------------------
Loss before minority interest              (113,674)       (143,401)       (257,075)       (294,095)
Minority interest                            (7,649)         15,785           8,136           8,136
                                       ------------------------------------------------------------
Net loss                               $   (121,323)   $   (127,616)   $   (248,939    $   (285,959)
                                       ============================================================

Basic and diluted net loss per share   $      (0.00)   $      (0.01)   $      (0.01)   $      (0.02)
                                       ============================================================
Basic and diluted weighted average
 shares outstanding                      17,992,018      19,691,750      18,846,580      18,481,806
                                       ============================================================



        The accompanying notes are an integral part of these statements.



                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS


                                                    -----------------------------------
                                                   THREE MONTHS   SIX MONTHS    SINCE
                                                      ENDED         ENDED     INCEPTION
                                                    -----------------------------------
                                                      MARCH         JUNE      OCTOBER 8
                                                    -----------------------------------
                                                      2003          2003        2002
                                                    -----------------------------------

Cash flows from operating activities:
   Net Loss                                         $(121,323)   $(248,939)   $(285,959)
Adjustments to reconcile net loss to
  cash used in operating activities:
    Amortization                                        5,000        9,167       10,000
    Minority interest                                   7,649       (8,136)      (8,136)
    Stock compensation                                 22,800       22,800       22,800
   Changes in assets and liabilities:
    Accounts Recievable, net                          (15,868)      16,015       16,015
    Prepaids and other assets                             452      (15,527)     (84,492)
    Accounts payable and accrued expense                6,843       73,258       93,410
    Customer prepaid liability                          7,382        8,189        8,189
                                                     -----------------------------------
Net cash (used in) provided by operating
   activities                                         (87,065)    (143,173)    (228,173)
                                                     -----------------------------------

Cash flows from financing activities:

    Issuance of common stock                            7,378        7,378        7,378
    Proceeds from notes payable                          --        125,000      315,000
                                                     -----------------------------------
    Proceeds from issuance of warrants                   --           --         10,000
                                                     -----------------------------------
            Cash provided by financing activities       7,378      132,378      332,378

Cash flows from investing activities:

    Increase in loan receivable                          --       (100,000)    (100,000)
                                                    -----------------------------------
      Cash (used by) investing
       activities                                   $    --      $(100,000)   $(100,000)


Net (decrease) increase in cash                     $ (79,687)   $(110,795)   $(222,378)

Cash, beginning of period                           $ 115,000    $ 115,000    $    --

                                                    -----------------------------------

Cash, ending of period                              $  35,313    $   4,205    $   4,205
                                                    ===================================

Supplemental information:

     Income taxes paid                              $    --      $    --      $    --
     Interest paid                                  $    --      $    --      $    --






        The accompanying notes are an integral part of these statements.

                         Knightsbridge Fine Wines, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                   (unaudited)

1.       BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS:

The accompanying unaudited financial statements have been prepared in accordance with Item 310b of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America ("US GAAP") for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the financial statements of Knightsbridge Fine Wine, Inc., as of December 31, 2002, and the notes thereto included within this form 8-k/a filed by the Company. The results of operations for the three months and six months ended June 30, 2003, are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

Knightsbridge Fine Wines was incorporated in the State of Nevada, on October 8, 2003 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believes that by adopting and applying consumer beverage marketing principals within the wine industry it can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

Most of the Company's current costs consist primarily of the expenses associated with the development stage activities associated with executing the Company's strategy. As a result of its plan to expand its operations through new internal and external initiatives to expand revenue growth, the Company expects these costs to increase. The Company's profitability and success depends upon its success in executing its strategy to consolidate and build an efficient operation and its ability to raise capital for the Company's endeavors. There can be no assurance that the Company will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on the Company's business and its ability to fund the Company's internal and external initiatives.

2.       SIGNIFICANT ACCOUNTING POLICIES:


Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant intercompany amounts have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The majority of the Company's accounts receivable are due from established companies in the international wine industry. As of March 31, 2003, two customers represented 48% and 44% percent of accounts receivable, respectively. As of June 30, 2003, two customers individually represented 48% and 47%, respectively of accounts receivable.


Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The following table sets forth the rolling forward balances of the Allowance for doubtful accounts of the Company.

                                                                ADDITIONS
                                              BALANCE AT       CHARGED TO                        BALANCE AT
                                             BEGINNING OF       COSTS AND                          END OF
                    DESCRIPTION                 PERIOD          EXPENSES         DEDUCTIONS        PERIOD
----------------------------------------    -------------    --------------     -----------     ------------

For the quarter ended March 30, 2003,
   Allowance for doubtful accounts.......   $       -        $    23,119*       $        --     $  23,119

For the quarter ended June 30, 2003,
   Allowance for doubtful accounts.......   $    23,119      $    16,275        $        --     $  39.394

------------------------------------------------------------------------------------------------------------

*$23,119 in additions were attributable to the allowance roll forward from Dominion Wines International and were not charged within the quarter.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable.

Fair Value of Financial Instruments

Knightsbridge Fine Wines, Inc. financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable and accrued expenses. The fair value of these financial instruments approximates their carrying value as of March 31, 2003 and June 30, 2003, respectively, due to their short-term nature.

Revenue Recognition

Revenue is recognized based upon either commission earned or product shipped upon FOB Winery.

Significant Customers

During the first quarter of 2003, three customers individually represented 64%, 22%, and 14% of revenue. During the second quarter of 2003, two customers individually represented 85% and 15% percent of revenue. For the six months ended June 30, 2003 and since inception, five customers individually represented 45%, 26%, 15%, 10% and 4%, respectively, of revenue.

New accounting pronouncements

In 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Severance pay under SFAS 146, in many cases, would be recognized over the remaining service period rather than at the time the plan is communicated. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. We will adopt SEAS 146 for any actions initiated after January 1, 2003, and any future exit costs or disposal activities will be subject to this statement.

In 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 defines a variable interest entity (VIE) as a corporation, partnership, trust, or any other legal structure that does not have equity investors with a controlling financial interest or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also requires certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. We do not have any material investments in variable interest entities; therefore, the adoption of this interpretation will have no impact on our consolidated financial position or results of operations.

In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based  Compensation
- Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

Pursuant to SFAS No. 148, we have elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under a such a plan since the Company at this time does not have a option plan in place.

In 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45 "Guarantor's
Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. The Company does not expect the adoption of SFAS 149 to have a material impact on its financial position, cash flows or results of operations.

In 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The Company does not anticipate that the adoption of SFAS 150 will have a material impact on its financial position, cash flows or results of operations.

3.       LOANS RECIEVABLE:

Pursuant to the initial capitalization and founding of the Company, the founding shareholders owe to the Company the par value associated with the initial stock issuance. Pursuant to a purchase agreement, the Company has advanced a loan for $100,000 to a U.S. based winery of which the Company is currently negotiating a potential purchase of which it currently has a marketing agreement in place.

4.       NOTES PAYABLE:


Pursuant to a Note Payable issued on December 16th, 2002, the Company was provided $200,000.00 under a Note that accrues interest at 11.5% for 180 days and 19% thereafter. Pursuant to a Note Payable issued on May 15, 2003, the Company was provided $100,000 under a Note that accrues interest at 12% for 90 days and 19% thereafter. Pursuant to a Note Payable issued on May 27, 2003, the Company was provided $25,000 under a Note Payable that accrues interest at 10%. All of the outstanding notes have been extended.


5.       INTEREST EXPENSE:

In conjunction with the Notes Payable the Company incurred interest expense in the quarter ended March 31, 2003 and June 30, 2003, respectively of $13,712 and $15,733. For the six months ending June 30, 2003 and since inception the Company incurred interest expense of $29,445 and $31,223, respectively.

6.       DOMINION WINES INTERNATIONAL:

On February 17, 2003, Knightsbridge Fine Wines, Inc. purchased a 56% share position in Dominion Wines International for 1,000,000 shares of Knightsbridge Fine Wines, Inc. an Australian wine distributor as part of the Company's strategy to build a diversified wine company.For financial reporting purposes, this stock issuance was accounted for as a non-cash investing activity.



Dominion Wines International Balance Sheet:
February 17, 2003
(unaudited) (in USD)

Cash                           $ 7,378
Accounts receivable, net        26,688
Other current assets             7,040
                               -------
Total current assets            41,106

Intangibles                     10,000
                               -------
Total assets                    51,106
                               =======

Account payable                  1,690
Other current liabilities        8,165
                               -------
Total current liabilities        9,855

Equity                          41,251

Total equity and liabilities    51,106
                               =======

The operations and cashflows of Dominion Wines International has been included in the financial statements of the Company as of February 17, 2003 forward.

7.       COMMITMENTS AND CONTINGENCIES:

Corporate Offices

Our corporate and United States offices are located at 65 Shrewsbury Road, Livingston, NJ 07039. This space is provided by the majority shareholder at no rent. The majority shareholder also uses this space for other purposes, the actual rental value is de minius.

Our Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. There is currently no rent for the space.

Employment Agreements

On February 20, 2003 the Company entered into an employment agreement with Mr. Paul Gardner as an executive of the Company effective March 1, 2003. Mr. Gardner will serve at the pleasure of the Board of Director's. Mr. Gardner's compensation will be $125,000 (Australian Dollars) per annum along with other similar employee benefits as offered to employee's of the Company. In addition Mr. Gardner received 986,700 shares of stock of Knightsbridge Fine Wine, Inc. valued at $22,800.

On June 1, 2003 the Company entered into an employment agreement with Mr. Joe Carr as an executive of the Company effective June 1, 2003. Mr. Carr will serve at the pleasure of the Board of Director's. Mr Carr's compensation will be $125,000 per annum along with other similar employee benefits as offered to employee's of the Company.

8.       SUBSEQUENT EVENTS

On July 1, 2003 Knightsbridge Fine Wines, Inc. entered into a sales and marketing agreement with EOS Winery.

In July 2003, 5,113,250 shares of common stock were sold to various parties at $0.01 per share.

On August 1, 2003 Knightsbridge Fine Wines, Inc. completed a merger with Tech Net Communications, Inc. ("Technet") The Company's shareholders sold all of their shares in the Company in exchange for 82.89% of the number of shares of common stock of Technet outstanding on a fully diluted basis, a total of 24,805,000 shares. For each two shares of the Company, the shareholders received one share of Technet. The August 13, 2003 two for one forward split then restored the Company's shareholders original number of shares. Although Technet is the legal Parent Company, the merger has been treated as a recapitalization of the Company. The company is the continuing entity for financial reporting purposes. The Financial Statements will therefore be prepared as if the Company had always been the reporting Company and then on the merger date, had changed its name and reorganized its capital stock. In addition, the merger results in severe limitations being in place on the use of Technet's net operating loss carryovers. Technet's name was subsequently changed to Knightsbridge Fine Wine, Inc. on August 13, 2003. In addition, the merger results in severe limitations being in place on the use of Technet's net operating loss carryovers.

On August 1, 2003 Knightsbridge Fine Wines, Inc. entered into a sales and marketing agreement with an established Napa Valley Winery.

On August 27, 2003 Knightsbridge Fine Wines, Inc. entered into a letter of intent to purchase the Bodegas Anguianan Estate Winery.

On September 4, 2003 Knightsbridge Fine Wines, Inc. entered into a letter of intent to acquire the assets and brand of StoneGate Wines from the California Wine Company.

During the 3rd quarter of 2003, Knightsbridge Fine Wines, Inc entered into two licensing agreements with noted artists in its effort to launch an Artist series brand to be built around leading artist around the world.

Pursuant to the Share Exchange Agreement, Edward Wong, Jayeson Carmichael and Diane Travis resigned on September 15, 2003 as directors our compliance with Rule 14f-1 of the Exchange Act. There have been no disagreements between the registrant and Jayeson Carmichael, Edward Wong and Diane Travis.




Exhibit 99.3

PRO FORMA CONSOLIDATED BALANCE SHEET

 The following pro forma balance sheet has been derived from the balance sheet of Tech Net Communications, Inc. ("Technet") at December 31, 2002 and adjusts such information to give effect to the acquisition of Knightsbridge Fine Wines, Inc. ("Knightsbridge"), as if the acquisition had occurred at December 31, 2002.
The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and KFW's financial statements and related notes thereto contained elsewhere in this filing.

December 31, 2002

                                      Knightsbridge   Technet    Adjustments   Proforma
                                        ---------    ---------    ---------    ---------


ASSETS


Current assets:
  Cash,                                 $ 115,000    $   4,814    $   (4,81)   $ 115,000
  Website Development cost                   --            450         (450)        --
  Prepaid expenses                         68,965         --           --         68,965
                                        ---------    ---------    ---------    ---------
Total current assets                    $ 183,965    $   5,264    $  (5,264)   $ 183,965
                                        =========    =========    =========    =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                      $  20,152    $   8,562    $  (8,562)   $  20,152
  Note payable                            190,833         --           --        190,833
  Loan payable                               --          6,500       (6,500)        --
                                        ---------    ---------    ---------    ---------
    Total current liabilities           $ 210,985       15,062      (15,062)     210,985

STOCKHOLDERS' DEFICIT
  Common Stock                          $  17,705        7,536       (7,536)      17,705
  Warrants                                 10,000                                 10,000
  Subscriptions
   Receivable                             (17,705)        --           --        (17,705)
  Additional paid in capital                 --         48,184      (48,184)        --
  Deficit accumulated
  during the development stage            (37,020)      65,518      (65,518)     (37,020)
                                        ---------    ---------    ---------    ---------
    Total Stockholders' Deficit           (27,020)      (9,798)       9,798      (27,020)
                                        ---------    ---------    ---------    ---------
TOTAL LIABILITIES AND                   $ 183,965        5,264       (5,264)     183,965
     STOCKHOLDERS' DEFICIT              ===========   ========      =======    =========


                See accompanying summary of accounting policies
                       and notes to financial statements.

NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

On August 1, 2003, the Tech Net Communications, Inc. ("Technet") completed a Share Exchange (the "Share Exchange ") with Knightsbridge Fine Wines, Inc.
("Knightsbridge"), a Nevada corporation, formed to develop and finance the growth of a diversified international wine company consisting of estate vineyards and brands from various wine growing regions of the world. As a result of the Share Exchange, Knightsbridge became the Technet's wholly owned subsidiary. The shareholders of Knightsbridge now own the majority (82.89%) of the Technet's voting stock. To accomplish the Share Exchange, the Technet issued an aggregate of 12,402,500 shares of its Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares were issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms of the Share Exchange Agreement, the officers of Knightsbridge have been appointed as Technet's officers and Jayeson Carmichael has resigned as the Technet's president and Edward Wong has resigned as the Technet's treasurer and secretary. Joel Shapiro, president of Knightsbridge has been appointed to Technet's Board of Directors and Messrs. Wong and Carmichael and Diane Travis have agreed to resign as directors following Technet's compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also pursuant to the terms of the Share Exchange, Jayeson Carmichael, the owner of 5,000,000 shares (66.3%) of Technet's common stock prior to the Share Exchange, agreed to cancel 4,975,000 shares to treasury.

The transaction was regarded as a reverse merger whereby Knightsbridge was considered to be the accounting acquirer as it retained control of Technet after the Exchange.

All amounts of Technet's were reversed as the net assets assumed by CFS in the reverse merger were $0.